EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PolyOne Corporation 2017 Equity and Incentive Compensation Plan of our reports dated February 16, 2017, with respect to the consolidated financial statements of PolyOne Corporation and the effectiveness of internal control over financial reporting of PolyOne Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

May 11, 2017